Exhibit 4.3

NUMBER	SHARES

SEE REVERSE FOR CERTAIN INSTRUCTIONS

CUSIP NO.

WEBSTER FINANCIAL CORPORATION

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF 6.40% SERIES E NON-CUMULATIVE

PERPETUAL PREFERRED STOCK, $0.01 PAR VALUE PER SHARE, OF

Webster Financial Corporation (the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder hereof in person or by its duly authorized attorney or other representative, upon the surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Corporation’s transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:	[SEAL]

Secretary		Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Webster Financial Corporation (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

The securities represented by this instrument are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT Custodian (Custodian) (Minor)

TEN ENT	-	as tenants by the entireties	under Uniform Gifts to Minors Act of (State)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                      HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

                    (                 ) shares of 6.40% Series E Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                      attorney to transfer the said shares of 6.40% Series E Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, on the books of the Corporation, with full power of substitution in the premises.

Dated	X
	NOTICE:	The signature to this Assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.